NL INDUSTRIES, INC. ANNOUNCES QUARTERLY CASH DIVIDEND

DALLAS, TEXAS – February 17, 2010 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock to be paid in cash.  The dividend is payable on March 25, 2010 to shareholders of record at the close of business on March 10, 2010.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide products and other businesses.

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